EXHIBIT 10.1

June 27, 2014

Sierra Nevada Oil LLC P. 0. Box 16187

South Lake Tahoe, CA 96151 E-mail: pafagen @yahoo .com

Attention: Patrick A. Fagen

Re:	That certain Call Option Agreement (the "Option Agreement") dated as of March 4, 2014, by and among Empire Petroleum Corporation, Albert E. Whitehead and Sierra Nevada Oil LLC

Gentlemen:

I am writing with respect to the Option Agreement. Capitalized but undefined terms used herein shall have the same meanings attributable to such terms in the Option Agreement. The Parties have agreed to amend the Option Agreement as follows: (1) the Call End Date shall be extended to September 1, 2014 and (2) Section 2(a) is hereby amended and restated to read "The Parties acknowledge and agree that (i) the Company currently owes AEW, its President, CEO and largest stockholder, $153,000 in outstanding indebtedness and (ii) the Company shall use proceeds from the Call Purchase Price to pay such indebtedness in full at closing of deal.

Except to the extent specifically modified hereunder , the Option Agreement remains in full force and effect. If this letter correctly sets forth our agreement as to the matters set forth herein, please promptly execute and return this letter to me.

Best regards,

Empire Petroleum Corporation

By: // Albert E. Whitehead

Albert E. Whitehead

President and CEO

Agreed and accepted this 27th day of June, 2014

Sierra Nevada Oil LLC

By: // Patrick A. Fagen

Patrick A. Fagen

Manager